Exhibit 99.1

AMENDMENT TO LICENSE AGREEMENT

This Amendment (“Amendment”) to the License Agreement is made and entered into effective as of Feb 13, 2007 (“Amendment Effective Date”) by and between Novartis International Pharmaceutical Ltd., a limited company organized and existing under the laws of Bermuda (“Novartis”) and NexMed, Inc., a corporation organized and existing under the laws of Nevada and NexMed International Limited, a corporation organized and existing under the laws of the British Virgin Islands (collectively, “NexMed”).

RECITALS

WHEREAS, Novartis and NexMed are parties to that certain License Agreement dated and effective as of 13 September 2005 (the “Agreement”), relating to the development and commercialization of a Product incorporating the NexMed Formulation; and

WHEREAS, the Parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the Parties agree as follows:

AMENDMENT OF LICENSE AGREEMENT

The Parties hereby agree to amend the Agreement as of the Amendment Effective Date and agree to certain related terms and conditions as provided below. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings provided for in the Agreement.

1.    Definitions. In Section 1.1, the definition of “Phase III 6 Month Milestone” shall be deleted and replaced with the following:

“Phase III 6 Month Milestone” means the seven month anniversary of the last patient first visit (where the patient is dosed) of the first Phase III Clinical Trial for a Product containing the NexMed Formulation.

2.    NexMed Studies. With respect to the NexMed Studies defined in Section 5.1(c), the Parties agree as follows:

2.1
NexMed assigns, and Novartis accepts, responsibility for the management, from and after the Amendment Effective Date, of the NexMed Studies referred to as MPI 818-040 and MPI 818-041, and as described in Exhibit F of the Agreement (“Transferred NexMed Studies”). Novartis will complete the Transferred NexMed Studies. The Parties will cooperate to attempt to assign to Novartis (or its designated Affiliate) any Third Party agreements NexMed has entered into with respect to the Transferred NexMed Studies, specifically including the Master Services Agreement Addendums 40 and 41 dated March 21, 2005 and March 31, 2005, respectively, with MPI Research (“MPI Agreements”). From and after the Amendment Effective Date (regardless of whether the MPI Agreements are officially assigned to Novartis), Novartis will assume responsibility for the payments required for the conduct of the Transferred NexMed Studies under the MPI Agreements. Novartis will be under no obligation to fund any Out-of-Pocket Expenses of NexMed related to the Transferred NexMed Studies following the Amendment Effective Date. NexMed retains liability for its actions and obligations with respect to the Transferred NexMed Studies that have been taken or have accrued prior to the Amendment Effective Date and such will not be deemed transferred to Novartis in connection with this Amendment. For the avoidance of doubt, as described in Section 5.1(c), Novartis shall own all data and results arising from the Transferred NexMed Studies; provided, however, that Novartis shall disclose as promptly as reasonably possible, permit NexMed access to and grant NexMed the right to reference and use, in association with any product (other than the Product), the data and results from the Transferred NexMed Studies.

2.2
Novartis shall run an additional pre-clinical study - Rat peri-and post-natal development study conducted with DDAIP (“Additional Study”). For the avoidance of doubt, Novartis shall own all data and results arising from the Additional Study; provided, however, that Novartis shall disclose as promptly as reasonably possible, permit NexMed access to and grant NexMed the right to reference and use, in association with any product (other than the Product), the data and results from the Additional Study. NexMed shall provide the drug supply (DDAIP) and analytical support for the above mentioned study.

3.    Miscellaneous.

(A)   Full Force and Effect. Except as expressly amended by this Amendment, the terms and conditions of the Agreement shall remain unchanged and continue in full force and effect as provided therein. This Amendment shall hereafter be incorporated into and deemed part of the Agreement, and any future reference to the Agreement shall include the terms and conditions of this Amendment.

(B)   Entire Agreement of the Parties. This Amendment, including all Appendices hereto, and the Agreement, including all Exhibits attached thereto, constitute the complete, final and exclusive understanding and agreement between the Parties with respect to the subject matter of the Agreement, and supersede any and all contemporaneous or prior negotiations, correspondence, understandings or agreements, whether oral or written, between the Parties respecting the subject matter of the Agreement.

(C)   Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment in duplicate originals by their authorized officers as of the Amendment Effective Date.

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.		NEXMED, INC.

By:	/s/	By:	/s/ Mark Westgate
Name:		Name:	Mark Westgate
Title:		Title:	Vice President and CFO

By:	/s/	By:
Name:		Name:
Title:		Title:

NEXMED INTERNATIONAL LIMITED

By:	/s/ Vivian Liu
Name:	Vivian Liu
Title:	Executive VP and COO

By:
Name:
Title: